UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 12, 2004

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

KANSAS	0-17196	48-0531200
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1300 Main Street
Box 130
Atchison, Kansas 66002
(Address of principal executive offices) (Zip Code)

(913) 367-1480
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

         This Amendment No. 1 corrects the date set forth in Item 1.01 on which action was taken with respect to Fiscal 2005 restricted share awards.

Item 1.01. Entry into a Material Definitive Agreement

         On December 1, 2004, the Human Resources and Compensation Committee of the Board of Directors adopted guidelines for the issuance of restricted share awards for Fiscal 2005 and approved restricted share awards with respect to 72,000 shares of common stock under the Company’s Stock Incentive Plan of 2004. Generally the restricted shares granted to a participant will vest if the participant remains in the Company’s employ and the Company achieves cumulative earnings per share of $3.15 over a three year performance period ending June 30, 2007; if those objectives are not met, the restricted shares held by a participant will vest if the participant remains employed by the Company during the period ending June 30, 2011. Partial vesting is permitted after specified periods of employment if employment is terminated as a result of death, disability, retirement or termination without cause. Accelerated vesting occurs upon a change in control, as defined in the 2004 Stock Incentive Plan. The restricted shares have dividend and voting rights. Of the 72,000 shares awarded, 42,600 were awarded to the Company’s chief executive officer and other named executive officers as follows: Laidacker M. Seaberg – 14,800 shares, Michael J. Trautschold – 7,400 shares, Randy M. Schrick – 7,000 shares, Brian T. Cahill -6,600 shares, and Sukh Bassi, PH.D.- 6,800 shares.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off -Balance sheet Arrangement of a Registrant.

         On November 30, 2004, the Company amended its line of credit agreement with Commerce Bank, N.A. increasing the line of credit facility from $15 million to $20 million. As of that date, there was $2 million outstanding under the line of credit. Interest on borrowings is payable monthly at a rate equal to the greater of Commerce Bank’s prime rate less 1%, or the Federal Funds Rate plus 1.5%. In addition, the Company pays a commitment fee equal to 0.25% per annum on the unused portion of the commitment. Principal is due upon the occurrence of an event of default or expiration of the line of credit, currently November 30, 2005.

         Events of default which could result in acceleration of indebtedness under the line of credit include nonpayment of interest or principal on any payment date, breach of representations or breaches of covenants not cured within 30 days after notice from the bank, default under any note or agreement binding on the Company resulting in acceleration of payment obligations exceeding $1 million, default in the performance of the Company’s obligations in connection with the bonds issued with respect to its Kansas City, Kansas facility resulting in acceleration of the Company’s obligations with respect to such bonds, certain acts of bankruptcy and the entry of judgments against the Company or its assets which remain unstayed or undischarged after a specified period.

         The Line of Credit Agreement requires the Company to maintain certain financial ratios, including a current ratio (current assets to current liabilities) of 1.5 to 1, minimum consolidated tangible net worth (stockholders’ equity less intangible assets) of $86 million, debt to tangible net worth not to exceed 2.5 to 1, and a fixed charge coverage ratio (generally, the ratio of (i) the sum of (a) net income [adjusted to exclude gains or losses from the sale or other disposition of capital assets and other matters] plus (b) provision for taxes plus (c) fixed charges, to (ii) fixed charges) for the period of the four consecutive fiscal quarters ended as of the measurement date of 1.5 to 1. In addition, the Company may not permit consolidated funded debt (generally, asset acquisition related debt plus capitalized lease obligations) to exceed 60% to total capitalization. Except as noted in the next sentence, other covenants are the same as those in Section 5 of the Note Agreement dated as of August 1, 1993 with the Principal Mutual Life Insurance Company and filed as Exhibit 4.1 to the Company’s Report on Form 10-Q for the quarter ended September 30, 1993, and include covenants which impose limitations on the amount of current debt, liens, restricted payments, investments, mergers and acquisitions, guaranties and transactions with affiliates. The line of credit facility permits the Company to grant a security interest in all of its equipment located at its Kansas City, Kansas facility to secure the Company’s indebtedness to GE Capital Public Finance, Inc.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)	Not applicable.

(b)	Michael R. Haverty has resigned from the Company’s Board of Directors, effective December 2, 2004.

(c)	Not applicable.

Item 7.01 Regulation FD Disclosure.

         Attached as Exhibit 99.1, and incorporated into this Item 7.01 by reference, is a press release which was issued on

December 2, 2004, by the Company relating to Mr. Haverty’s resignation as a director.

         Attached as Exhibit 99.2, and incorporated into this Item 7.01 by reference, is a press release which was issued on December 2, 2004, by the Company relating to certain capital projects approved by the Board of Directors.

Item 8.01. Other Events.

         On November 12, a complaint for patent infringement was filed against the Company and Cargill, Incorporated by National Starch and Chemical Investment Holdings Corporation and two Australian companies:  Penford Australia Ltd. and Penford Holdings Pty.  The complaint was filed in the United States in the U.S. District Court for the District of Delaware and relates to an agreement recently entered into between Cargill and the Company relating to the production of a high amylose corn starch that is resistant to digestion. The Company has referred the matter to counsel for review, although a complaint in the action has not yet been served on the Company.

Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits.

99.1	Press Release dated December 2, 2004, furnished solely for the purpose of incorporation by reference into Items 7.01 and 9.01.

99.2	Press Release dated December 2, 2004, furnished solely for the purpose of incorporation by reference into Items 7.01 and 9.01.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGP INGREDIENTS, INC.

Date: December 3, 2004	By:/s/ Laidacker M. Seaberg
Laidacker M. Seaberg President and Chief Executive Officer

INDEX TO EXHIBITS

99.1	Press Release dated December 2, 2004, furnished solely for the purpose of incorporation by reference into Items 7.01 and 9.01.

99.2	Press Release dated December 2, 2004, furnished solely for the purpose of incorporation by reference into Items 7.01 and 9.01.